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                                                                      Exhibit 21

                       EMONS TRANSPORTATION GROUP, INC.
                            Listing of Subsidiaries

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
                                                                            State of
                       Subsidiary                                         Incorporation
---------------------------------------------------------               -----------------
 Emons Finance Corp.                                                        Delaware

 Emons Industries, Inc.                                                     New York

 Emons Logistics Services, Inc.                                             Delaware

 Emons Railroad Group, Inc.                                                 Delaware

      St. Lawrence & Atlantic Railroad Company                              Delaware
         SLR Leasing Corp.                                                  Delaware
      York Railway Company                                                  Delaware
         Maryland and Pennsylvania Railroad, LLC                            Delaware
         Yorkrail, LLC                                                      Delaware
      Penn Eastern Rail Lines, Inc.                                         Delaware
      St. Lawrence & Atlantic Railroad (Quebec) Inc.                    Quebec, Canada

 Maine Intermodal Transportation, Inc.                                      Delaware
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